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                                                                     EXHIBIT 5.1


                         [CHAPMAN AND CUTLER LETTERHEAD]


                                  June 2, 2000



GreatAmerica Leasing Receivables 2000-1, L.L.C.
625 First Street SE, Suite 701
Cedar Rapids, Iowa  52401

GreatAmerica Leasing Corporation
625 First Street, Suite 800
Cedar Rapids, Iowa  52401

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") by GreatAmerica Leasing Receivables 2000-1, L.L.C. (the "Issuer"), of its Receivable-Backed Notes, Classes A-1, A-2, A-3, A-4 and B (the "Notes"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion:

                  When the Registration Statement on Form S-1, as amended (File No. 333-34842) (the "Registration Statement"), filed by the Issuer with respect to the Notes, has become effective under the Act, the Indenture relating to the Notes has been duly authorized, executed and delivered, the terms of the Notes and the issuance and sale of such Notes have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, and the Notes have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In



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June 2, 2000
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giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Chapman and Cutler
                                            -----------------------------------
                                            CHAPMAN AND CUTLER